UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 24, 2019

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Item 2.02    Results of Operations and Financial Condition.

On July 24, 2019, NETGEAR, Inc. (“the Company”) issued a press release announcing its financial results for its second fiscal quarter ended June 30, 2019, the text of which is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On July 24, 2019, in the same press release attached as Exhibit 99.1, the Company announced that its board of directors authorized an incremental program to repurchase up to 4,500,000 shares of the Company’s common stock.

The stock repurchase authorization does not have an expiration date, and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for acquisitions, current stock price and other factors. Under the program, the Company may repurchase shares from time to time on the open market. The Company will finance the repurchase program with available cash on hand. The stock repurchase program may be modified or discontinued at any time.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, Dated July 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2019

NETGEAR, INC.

By: /s/ Bryan D. Murray
Bryan D. Murray
Chief Financial Officer